FIRST AMENDMENT TO
MARLIN BUSINESS SERVICES CORP.
2019 EQUITY COMPENSATION PLAN

This First Amendment

(this “
Amendment
”) to the

Marlin Business Services

Corp. 2019 Equity

Compensation Plan (as

in
effect from time

to time, the

“
Plan
”), shall be

effective on June

2, 2021, subject

to approval by

the Company’s shareholders.

Capitalized terms used herein, but not otherwise defined

herein, have the respective meanings ascribed

to them in the Plan.
WHEREAS,

pursuant

to

Section 19

of

the

Plan,

the

Board

desires

to

amend

Section 3(a)

of

the

Plan

to

increase

the
maximum number of shares of Company Stock that may be issued pursuant to Grants under the Plan.
NOW THEREFORE, it is hereby acknowledged and agreed that:
1.

Shares

Authorized
.

The

first

sentence

of

Section

3(a) of

the

Plan

is

hereby

amended and

restated

in

its

entirety

as
follows:
Subject

to

adjustment

as

described

below,

a

total

of

867,331

shares

of

common stock

of

the

Company (“Company
Stock”) shall be authorized for Grants under the Plan, less one (1) share for every one (1) share granted under the Plan after April 1, 2021 and prior to June 2, 2021 (the “Plan Limit”).
2.

Limits on Incentive Stock

Options.
The last sentence of

Section 5(h) of the

Plan is hereby

amended and restated in

its
entirety as follows:
The aggregate

number of

shares of

Company Stock

that may

be issued

under the

Plan as

Incentive Stock

Options is
867,331 shares, and all shares issued under the Plan as Incentive Stock Options shall count against the Plan Limit.
3.

Reference

to and

Effect on

the Plan
. Except

as specifically

amended hereby,

the Plan

shall remain

in full

force and
effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.